Filed Pursuant to Rule 424(b)(7)
Registration No. 333-142396

PROSPECTUS SUPPLEMENT NO. 29

(To Prospectus dated April 26, 2007)

6,245,466 Shares

Common Stock

This prospectus supplement no. 29 supplements the prospectus dated April 26, 2007 and supersedes, in its entirety, prospectus supplement no. 28, dated November 24, 2010, relating to the resale by selling securityholders of shares of our common stock that may be issuable upon exchange of the 4.125% Exchangeable Senior Debentures due 2026 of our operating partnership, Digital Realty Trust, L.P.

You should read this prospectus supplement no. 29 in conjunction with the prospectus. This prospectus supplement no. 29 is not complete without, and may not be delivered or used except in conjunction with, the prospectus, including any amendments or supplements to it. This prospectus supplement no. 29 is qualified by reference to the prospectus, except to the extent that the information provided by this prospectus supplement no. 29 supersedes information contained in the prospectus.

You should consider carefully the risk factors beginning on page 2 of the prospectus as well as the risk factors relating to our business that are incorporated by reference in the prospectus before investing in the shares of common stock that may be issuable upon exchange of the debentures.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus or this prospectus supplement no. 29. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement no. 29 is March 11, 2011.

The section entitled “Selling Securityholders” in the prospectus is superseded in its entirety with the following:

SELLING SECURITYHOLDERS

The 4.125% Exchangeable Senior Debentures due 2026 were originally issued by Digital Realty Trust, L.P., our operating partnership, and sold by the initial purchasers of the debentures in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchasers to be qualified institutional buyers as defined by Rule 144A under the Securities Act. Under certain circumstances, we may issue shares of our common stock upon the exchange of the debentures. In such circumstances, the recipients of shares of our common stock, whom we refer to as the selling securityholders, may use this prospectus and any accompanying prospectus supplement to resell from time to time the shares of our common stock that we may issue to them upon the exchange of the debentures. Information about selling securityholders is set forth in this prospectus, and information about additional selling securityholders may be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus.

The following table sets forth information, as of March 11, 2011, with respect to the selling securityholders and the maximum number of shares of our common stock that could become beneficially owned by each selling securityholder should we issue shares of our common stock to such selling securityholder that may be offered pursuant to this prospectus upon the exchange of the debentures. The information is based on information provided by or on behalf of the selling securityholders. The selling securityholders may offer all, some or none of the shares of our common stock which we may issue upon the exchange of the debentures. The number of shares of our common stock issuable upon the exchange of the debentures shown in the table below assumes exchange of the full amount of debentures held by each selling securityholder at the maximum exchange rate of 36.2056 shares of our common stock per $1,000 principal amount of debentures and a cash payment in lieu of any fractional share. The exchange rate of the debentures is currently 31.8250 shares of our common stock per $1,000 principal amount of debentures. The exchange rate on the debentures is subject to adjustment in certain events. Accordingly, the number of shares of our common stock issuable upon the exchange of the debentures may increase or decrease from time to time. In addition, due to the exchange settlement provisions of the debentures, we may not be required to issue the maximum number of shares of our common stock upon any exchanges of debentures. The percent of shares of common stock beneficially owned following the exchange is based on 91,501,359 shares of common stock outstanding as of March 7, 2011.

Name (1)	Shares of Common Stock Beneficially Owned Prior to the Exchange	Maximum Number of Shares of Common Stock Issuable Upon Exchange of Outstanding Debentures (2)	Shares of Common Stock Beneficially Owned Following the Exchange (3)		Number of Shares of Common Stock Offered	Common Stock Beneficially Owned after Resale (4)
			Shares	Percent		Shares	Percent
1976 Distribution Trust FBO A.R. Lauder (5)	—	181	181	*	181	—	—
2000 Revocable Trust FBO A.R. Lauder (5)	—	144	144	*	144	—	—
AHFP Context (6)	—	24,438	24,438	*	24,438	—	—
Alcon Laboratories (5)(55)	8,543	16,690	25,233	*	16,690	8,543	*
Altma Fund Sicav plc in respect of the	—	114,952	114,952	*	114,952	—	—
Grafton Sub Fund (6)
Amaranth LLC (7)	15,600	117,668	133,268	*	117,668	15,600	*
AQR Absolute Return Master Fund, L.P. (14)	—	8,146	8,146	*	8,146	—	—
AQR DELTA Master Account, L.P. (14)	—	217,233	217,233	*	217,233	—	—

Name (1)	Shares of Common Stock Beneficially Owned Prior to the Exchange	Maximum Number of Shares of Common Stock Issuable Upon Exchange of Outstanding Debentures (2)	Shares of Common Stock Beneficially Owned Following the Exchange (3)		Number of Shares of Common Stock Offered	Common Stock Beneficially Owned after Resale (4)
			Shares	Percent		Shares	Percent
Argent Classic Convertible Arbitrage Fund Ltd. (44)	—	57,928	57,928	*	57,928	—	—
Argent Classic Convertible Arbitrage Fund L.P. (44)	—	9,413	9,413	*	9,413	—	—
Argent Classic Convertible Arbitrage Fund II, L.P. (44)	—	2,534	2,534	*	2,534	—	—
Argentum Multi-Strategy Fund Ltd (44)	—	2,534	2,534	*	2,534	—	—
Argentum Multi-Strategy Fund L.P. (44)	—	724	724	*	724	—	—
Arkansas Teacher Retirement System (8)	—	133,598	133,598	*	133,598	—	—
Arlington County Employees Retirement System (5)	—	23,931	23,931	*	23,931	—	—
Baptist Health of South Florida (8)	—	41,274	41,274	*	41,274	—	—
Bayerische Hypo—und Vereinsbank AG (45)	—	452,570	452,570	*	452,570	—	—
Black Diamond Convertible Offshore LDC (9)	—	72,411	72,411	*	72,411	—	—
Black Diamond Offshore Ltd. (9)(50)	6,707	24,981	31,688	*	24,981	6,707	*
BMO Nesbitt Burns, Inc. (10)	—	128,529	128,529	*	128,529	—	—
British Virgin Islands Social Security Board (5)(56)	3,742	5,539	9,281	*	5,539	3,742	*
Casam Context Offshore Advantage Fund Limited (6)	—	56,118	56,118	*	56,118	—	—
CB Richard Ellis Investors, LLC (11)	—	24,852	24,852	*	24,852	—	—
Cincinnati Insurance Company (12)	—	5,430	5,430	*	5,430	—	—
Citadel Equity Fund Ltd. (65)	—	271,542	271,542	*	271,542	—	—
Citigroup Global Markets Inc. (13)	—	36,205	36,205	*	36,205	—	—
City University of New York (5)	—	4,779	4,779	*	4,779	—	—
CNH CA Master Account, L.P. (14)(51)	160,044	31,933	191,977	*	31,933	160,044	*
CNH CA Master Fund, L.P. (14)	—	44,605	44,605	*	44,605	—	—
Continental Assurance Company on Behalf of Its Separate Account (E)(16)	—	94,134	94,134	*	94,134	—	—
Convertible Securities Fund (15)	—	724	724	*	724	—	—
Context Advantage Master Fund, L.P. (6)	—	383,779	383,779	*	383,779	—	—

Name (1)	Shares of Common Stock Beneficially Owned Prior to the Exchange	Maximum Number of Shares of Common Stock Issuable Upon Exchange of Outstanding Debentures (2)	Shares of Common Stock Beneficially Owned Following the Exchange (3)		Number of Shares of Common Stock Offered	Common Stock Beneficially Owned after Resale (4)
			Shares	Percent		Shares	Percent
CQS Convertible and Quantitative Strategies Master Fund Ltd (17)	—	90,514	90,514	*	90,514	—	—
Daimler Chrysler Corp. Emp. #1 Pension Plan dated 4/1/89 (18)	—	45,655	45,655	*	45,655	—	—
D.E. Shaw Valence Portfolios, L.L.C. (19)	—	181,028	181,028	*	181,028	—	—
DBAG London (46)	—	570,093	570,093	*	570,093	—	—
DKR SoundShore Oasis Holding Fund Ltd. (47)	331,650	362,056	693,706	*	362,056	331,650	*
Double Black Diamond Offshore LDC (9)(52)	110,972	156,046	267,018	*	156,046	110,972	*
Elite Classic Convertible Arbitrage Ltd. (44)	—	5,792	5,792	*	5,792	—	—
Ellington Overseas Partners, LTD (20)	—	72,411	72,411	*	72,411	—	—
Engineers Joint Pension Fund (8)	—	15,387	15,387	*	15,387	—	—
Finch Tactical Plus Class B (6)	—	17,197	17,197	*	17,197	—	—
FPL Group Employee Pension Plan (18)	—	17,595	17,595	*	17,595	—	—
Franklin and Marshall College (18)	—	1,086	1,086	*	1,086	—	—
Froley Revy Alternative Strategies (21)	—	18,102	18,102	*	18,102	—	—
Grable Foundation (5)	—	2,461	2,461	*	2,461	—	—
Grady Hospital (5)(57)	2,847	3,005	5,852	*	3,005	2,847	*
Guardian Pension Trust (22)	—	18,102	18,102	*	18,102	—	—
Harry M. & Violet Turner Charitable Trust (23)	—	3,620	3,620	*	3,620	—	—
HBK Master Fund L.P. (24)	—	1,267,196	1,267,196	1.37%	1,267,196	—	—
HFR CA Global Select Master Trust Account (44)	—	5,068	5,068	*	5,068	—	—
Highbridge International LLC (25)(49)	917,904	536,748	1,454,652	1.56%	536,748	917,904	*
Independence Blue Cross (5)(58)	15,863	16,401	32,264	*	16,401	15,863	*
Institutional Benchmarks Series (Master Feeder) Limited in Respect of Alcor Series (6)	—	17,197	17,197	*	17,197	—	—
Institutional Benchmarks Series (Master Feeder) Limited in Respect of the Grafton Sub Fund (6)	—	8,146	8,146	*	8,146	—	—
JMG Capital Partners, L.P. (26)	—	391,020	391,020	*	391,020	—	—

Name (1)	Shares of Common Stock Beneficially Owned Prior to the Exchange	Maximum Number of Shares of Common Stock Issuable Upon Exchange of Outstanding Debentures (2)	Shares of Common Stock Beneficially Owned Following the Exchange (3)		Number of Shares of Common Stock Offered	Common Stock Beneficially Owned after Resale (4)
			Shares	Percent		Shares	Percent
KBC Convertibles MAC28 Limited (27)	—	28,964	28,964	*	28,964	—	—
KBC Diversified Fund, a Segregated Portfolio of KBC Diversified Fund, SPC (27)	—	57,928	57,928	*	57,928	—	—
LDG Limited (28)	—	12,092	12,092	*	12,092	—	—
Lehman Brothers (42)	—	217,233	217,233	*	217,233	—	—
Lyxor/Context Fund LTD (6)	—	52,498	52,498	*	52,498	—	—
Lyxor Quest Fund LTD (29)	—	108,616	108,616	*	108,616	—	—
McMahan Securities Co. L.P. (43)	—	18,102	18,102	*	18,102	—	—
Merrill Lynch, Pierce, Fenner and Smith (30)	—	155,684	155,684	*	155,684	—	—
Mohican VCA Master Fund, Ltd. (31)	—	99,565	99,565	*	99,565	—	—
Morgan Stanley Convertible Securities Trust (32)(63)	17,652	12,671	30,323	*	12,671	17,652	*
New Orleans Firefighters (5)	—	2,787	2,787	*	2,787	—	—
Nicholas-Applegate U.S. Convertible Fund (8)	—	139,029	139,029	*	139,029	—	—
NJF Dividend, Interest and Premium Strategy Fund (8)	—	253,439	253,439	*	253,439	—	—
Occidental Petroleum Corporation (5)(59)	7,202	10,644	17,846	*	10,644	7,202	*
Opportunistic Convertible Arbitrage Fund Ltd. (14)	—	144,822	144,822	*	144,822	—	—
Oregon Convertible Opportunities Bond Fund, L.P. (14)(48)	58,651	6,335	64,986	*	6,335	58,651	*
Police & Firefighters of the City of Detroit (5)	—	16,292	16,292	*	16,292	—	—
Polygon Global Opportunities Master Fund (33)	—	99,565	99,565	*	99,565	—	—
ProMutual (5)(60)	18,146	30,195	48,341	*	30,195	18,146	*
Quest Global Convertible Master Fund LTD (29)	—	36,205	36,205	*	36,205	—	—
Rampart Enhanced Convertible Investors, LLC (34)	—	8,073	8,073	*	8,073	—	—
RBC Capital Markets (35)	—	108,616	108,616	*	108,616	—	—
Rhythm Fund, Ltd. (27)	—	57,928	57,928	*	57,928	—	—
San Diego City Retirement (8)	—	53,765	53,765	*	53,765	—	—
San Diego County Convertible (8)	—	60,644	60,644	*	60,644	—	—
San Diego County Employee Retirement Association (8)	—	24,076	24,076	*	24,076	—	—

Name (1)	Shares of Common Stock Beneficially Owned Prior to the Exchange	Maximum Number of Shares of Common Stock Issuable Upon Exchange of Outstanding Debentures (2)	Shares of Common Stock Beneficially Owned Following the Exchange (3)		Number of Shares of Common Stock Offered	Common Stock Beneficially Owned after Resale (4)
			Shares	Percent		Shares	Percent
San Francisco Public Employees Retirement System (5)	—	47,284	47,284	*	47,284	—	—
Silvercreek L.P. (36)	—	1,086,168	1,086,168	1.17%	1,086,168	—	—
Silvercreek II Limited (36)	—	506,878	506,878	*	506,878	—	—
Steelhead Pathfinder Master, LP (37)	—	206,371	206,371	*	206,371	—	—
Sunrise Partners Limited Partnership (54)	—	229,290	229,290	*	229,290	—	—
Suttonbrook Capital Portfolio L.P. (38)	—	1,375,812	1,375,812	1.48%	1,375,812	—	—
TD Securities (USA) LLC (53)	—	72,411	72,411	*	72,411	—	—
TQA Master Fund, Ltd. (28)	—	94,713	94,713	*	94,713	—	—
TQA Master Plus Fund, Ltd. (28)	—	43,157	43,157	*	43,157	—	—
Trustmark (5)(61)	7,437	10,463	17,900	*	10,463	7,437	*
Van Kampen Harbor Fund (39)(64)	41,188	23,533	64,721	*	23,533	41,188	*
Vicis Capital Master Fund (40)	—	117,668	117,668	*	117,668	—	—
Worldwide Transactions Ltd. (6)	—	14,482	14,482	*	14,482	—	—
Wyoming State Treasurer (8)	—	46,886	46,886	*	46,886	—	—
Xaraf Capital Master Fund L.P. (62)	—	47,067	47,067	*	47,067	—	—
Xavex Convertible Arbitrage 10 Fund (44)	—	6,517	6,517	*	6,517	—	—
Zerbst 2003 Family Trust	—	2,862	2,862	*	2,862	—	—
(41)
Zurich Institutional Benchmarks Master Fund, Ltd. (28)	—	22,013	22,013	*	22,013	—	—

*	Less than one percent of the outstanding shares of common stock.
(1)	Additional selling securityholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the selling securityholder table by a prospectus supplement or post-effective amendment.
(2)	The maximum aggregate number of shares of common stock that may be sold under this prospectus will not exceed 6,245,466.
(3)	Calculated based on Rule 13d-3(d)(1)(i) under the Exchange Act based on 91,501,359 shares of common stock outstanding as of March 7, 2011, and assumes that the maximum exchange rate of 36.2056 shares of our common stock per $1,000 principal amount of debentures is the applicable exchange rate at the time of the exchange. The actual shares of common stock that will be beneficially owned following the exchange will depend on the exchange rate of the debentures in effect at the time of exchange. In calculating the percentage for a particular selling securityholder, we assumed that such selling securityholder exchanges the full principal amount of debentures held by such selling securityholder but that no other selling securityholders exchange any of the principal amount of debentures held by such other selling securityholders.
(4)	Assumes that each selling securityholder will sell the maximum number of shares of common stock for which the outstanding debentures held by such selling securityholder are exchangeable.
(5)	Tracy Maitland has the power to direct the voting and disposition of the securities held by 1976 Distribution Trust FBO A.R. Lauder, 2000 Revocable Trust FBO A.R. Lauder, Alcon Laboratories, Arlington County Employees Retirement System, British Virgin Islands Social Security Board, City University of New York, Grable Foundation, Grady Hospital, Independence Blue Cross, New Orleans Firefighters, Occidental Petroleum Corporation, Police & Firefighters of the City of Detroit, ProMutual, San Francisco Public Employees Retirement System and Trustmark.
(6)	Michael S. Rosen and William D. Fertig share the power to direct the voting and disposition of the securities held by AHFP Context, Altma Fund Sicav plc in respect of the Grafton Sub Fund, Casam Context Offshore Advantage Fund Limited, Context Advantage Master Fund, L.P., Finch Tactical Plus Class B, Institutional Benchmarks Series (Master Feeder) Limited in Respect of Alcor Series, Institutional Benchmarks Series (Master Feeder) Limited in Respect of the Grafton Sub Fund, Lyxor/Context Fund LTD and Worldwide Transactions Ltd.
(7)	Amaranth Advisors LLC, the Trading Advisor for Amaranth LLC, exercises dispositive powers with respect to the debentures, and voting and/or dispositive power with respect to the common stock underlying the debentures. Amaranth Advisors LLC has designated authorized signatories who will sign on behalf of Amaranth LLC. Nicholas M. Maounis is the managing member of Amaranth Advisors LLC.

(8)	Nicholas-Applegate Capital Management LLC (“Nicholas-Applegate”) is an investment adviser registered under the Investment Advisers Act of 1940. Nicholas-Applegate is an affiliate of Nicholas-Applegate Securities LLC, a limited purpose broker-dealer registered with the NASD effective April 1993. Nicholas-Applegate Securities LLC was organized in December 1992 for the sole purpose of distributing mutual funds sponsored by Nicholas-Applegate. This selling securityholder has delegated full investment authority to Nicholas-Applegate, as investment adviser, over these securities, including full dispositive power. The Chief Investment Officer of Nicholas-Applegate is Horacio A. Valeiras, CFA who, in such capacity, has oversight authority over all portfolio managers at Nicholas-Applegate. To the knowledge of Nicholas-Applegate, the securities listed herein were not acquired as compensation for employment, underwriting or any other services performed by the selling securityholder for the benefit of the issuer.
(9)	Clint D. Carlson has the power to direct the voting and disposition of the securities held by Black Diamond Convertible Offshore LDC, Black Diamond Offshore Ltd. and Double Black Diamond Offshore LDC.
(10)	BMO Nesbitt Burns, Inc. is a subsidiary of The Bank of Montreal, a publicly held entity.
(11)	CB Richard Ellis Group, Inc., a publicly held entity, has the power to direct the voting and disposition of the securities held by CB Richard Ellis Investors, LLC.
(12)	Cincinnati Insurance Company is a subsidiary of Cincinnati Financial Corporation, a publicly held entity.
(13)	Citigroup Global Markets Inc. is a subsidiary of Citigroup, Inc., a publicly held entity.
(14)	AQR Capital Management, LLC is the investment advisor (the “Advisor”) of the selling securityholder and has sole voting and dispositive power over the securities held by the selling securityholder. Investment principals for the Advisor are Clifford S. Asness, David G. Kabiller, Robert J. Krail, John M. Liew, Jacques A. Friedman, Oktay Kurbanov, Bradley D. Asness, Ronen Israel, Lars Nielsen, Michael Mendelson, Stephen Mellas and Gregor Andrade. AQR Capital Management III, LLC acts as general partner of the selling securityholder and has delegated to the Advisor full discretionary control relating to all investment decisions made on behalf of the selling securityholder.
(15)	Yanfang (Emma) Yan, Director and Senior Equity Portfolio Manager, has the power to direct the voting and disposition of the securities held by Convertible Securities Fund.
(16)	Continental Assurance Company on Behalf of Its Separate Account (E) is a subsidiary of CNA Financial and Loews Corporation, both publicly held entities.
(17)	Alan Smith, Blair Gauld, Denis Hunter, Karla Bodden and Jim Rogers share the power to direct the voting and disposition of the securities held by CQS Convertible and Quantitative Strategies Master Fund Ltd.
(18)	Palisade Capital Management, LLC is the investment adviser of Daimler Chrysler Corp. Emp. #1 Pension Plan dated 4/1/89, FPL Group Employee Pension Plan and Franklin and Marshall College. Jack Feiler, Chief Investment Officer of Palisade Capital Management, LLC, has the power to direct the voting and disposition of the securities held by Daimler Chrysler Corp. Emp. #1 Pension Plan dated 4/1/89, FPL Group Employee Pension Plan and Franklin and Marshall College.
(19)	D.E. Shaw & Co. L.P. is the managing member and investment adviser of D.E. Shaw Valence Portfolios, L.L.C. and has voting control and investment discretion over the securities held by D.E. Shaw Valence Portfolios, L.L.C. Julius Gaudio, Eric Wepsic and Anne Dinning of D.E. Shaw & Co. L.P., or their designees, have the power to direct the voting and disposition of the securities held by D.E. Shaw Valence Portfolios, L.L.C. on D.E. Shaw & Co. L.P.’s behalf.
(20)	Ellington Management Group, LLC is the investment adviser of Ellington Overseas Partners, LTD. Michael Vranos, principal of Ellington Management Group, LLC, has voting control and investment discretion over the securities held by Ellington Overseas Partners, LTD. Mr. Vranos disclaims beneficial ownership over the securities held by Ellington Overseas Partners, LTD, except to the extent of any indirect ownership interest he may have in such securities through his economic participation in Ellington Overseas Partners, LTD.
(21)	Ann Houlihan has the power to direct the voting and disposition of the securities held by Froley Revy Alternative Strategies.
(22)	John Murphy, managing director of Guardian Life Insurance Company of America, has the power to direct the voting and disposition of the securities held by Guardian Pension Trust.
(23)	Steven A. Soloria has the power to direct the voting and disposition of the securities held by the Harry M. & Violet Turner Charitable Trust.
(24)	HBK Investments L.P. has shared voting and dispositive power over the securities held by HBK Master Fund L.P. pursuant to an Investment Management Agreement between HBK Investments L.P. and HBK Master Fund L.P. HBK Investments L.P. has delegated discretion to vote and dispose of the securities to HBK Services LLC. The following individuals may be deemed to have control over HBK Investments L.P.: Jamiel A. Akhtar, Richard L. Booth, David C. Haley and William E. Rose.
(25)	Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has the power to direct the voting and disposition of the securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge International LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge International LLC.
(26)	JMG Capital Management, LLC is the general partner and investment adviser of JMG Capital Partners, L.P. and has the power to direct the voting and disposition of the securities held by JMG Capital Partners, L.P. The equity interests of JMG Capital Management, LLC are owned by JMG Capital Management, Inc. and Asset Alliance Holding Corp. Jonathan M. Glaser, the executive officer and director of JMG Capital Management, Inc., has sole investment discretion over JMG Capital Partners, L.P.’s portfolio holdings.

(27)	Carlo Georg, Chief Investment Officer of KBC Alternative Investment Management Limited, has the power to direct the voting and disposition of the securities held by KBC Convertibles MAC28 Limited, KBC Diversified Fund, a Segregated Portfolio of KBC Diversified Fund, SPC and Rhythm Fund, Ltd.
(28)	TQA Investors LLC has sole investment power and shared voting power over the securities held by LDG Limited, TQA Master Fund, Ltd., TQA Master Plus Fund, Ltd. and Zurich Institutional Benchmarks Master Fund, Ltd. John Idone, Paul Bucci, Darren Langis and Andrew Anderson are members of TQA Investors LLC.
(29)	Quest Investment Management, LLC has the power to direct the voting and disposition of the securities held by Lyxor Quest Fund LTD and Quest Global Convertible Master Fund LTD. The managers with investment authority of Quest Investment Management, LLC are Frank Campana and James Doolin.
(30)	Tim Reilly has the power to direct the voting and disposition of the securities held by Merrill Lynch, Pierce, Fenner and Smith.
(31)	Eric Hage and Daniel Hage share the power to direct the voting and disposition of the securities held by Mohican VCA Master Fund, Ltd.
(32)	Morgan Stanley Convertible Securities Trust is an investment company, subject to the Investment Company Act of 1940.
(33)	Polygon Investment Partners LP and Polygon Investment Partners LP (the “Investment Managers”), Polygon Investment Ltd. (the “Manager”), Alexander E. Jackson, Reade E. Griffith and Patrick G. Dear share voting and dispositive power of the securities held by Polygon Global Opportunities Master Fund. The Investment Managers, the Manager, Alexander E. Griffith, Reade E. Griffith and Patrick G. Dear disclaim beneficial ownership of the securities held by Polygon Global Opportunities Master Fund.
(34)	Jack Feiler, Chief Investment Officer of Palisade Capital Management, LLC, acts as the Investment Advisor with the power to direct the voting and disposition of the securities held by Rampart Enhanced Convertible Investors, LLC.
(35)	RBC Capital Markets is an investment company, subject to the Investment Company Act of 1940.
(36)	Louise Morwick, President of Silvercreek Management, Inc., and Bryn Joynt, Vice-President of Silvercreek Management, Inc., share the power to direct the voting and disposition of the securities held by Silvercreek L.P. and Silvercreek II Limited.
(37)	J. Michael Johnston and Brian K. Klein, Managing Members of Steelhead Partners, LLC (the General Partner of Steelhead Pathfinder Master, LP), share the power to direct the voting and disposition of the securities held by Steelhead Pathfinder Master, LP.
(38)	Suttonbrook Capital Management L.P. is the investment manager of Suttonbrook Capital Portfolio L.P. John London and Steve Weinstein are the natural persons with control over Suttonbrook Capital Management L.P.
(39)	Van Kampen Asset Management, as the selling securityholder’s investment advisor, has discretionary authority to direct the voting and disposition of the securities held by Van Kampen Harbor Fund, an investment company, subject to the Investment Company Act of 1940.
(40)	Shad Stastney, John Succo and Sky Lucas share the power to direct the voting and disposition of the securities held by Vicis Capital Master Fund.
(41)	Robert H. Zerbst, as Trustee, has the power to direct the voting and disposition of the securities held by Zerbst 2003 Family Trust. Mr. Zerbst is currently a director of Digital Realty Trust, Inc. and has served in such capacity since October 2009.
(42)	Lehman Brothers is an investment company, subject to the Investment Company Act of 1940.
(43)	David Bruce McMahan has the power to direct the voting and disposition of the securities held by McMahan Securities Co. L.P.
(44)	Nathanial Brown and Robert Richardson have the power to direct the voting and disposition of the securities held by Argent Classic Convertible Arbitrage Fund Ltd., Argent Classic Convertible Arbitrage Fund L.P., Argent Classic Convertible Arbitrage Fund II, L.P., Argentum Multi-Strategy Fund Ltd, Argentum Multi-Strategy Fund L.P., Elite Classic Convertible Arbitrage Ltd., HFR CA Global Select Master Trust Account and Xavex Convertible Arbitrage 10 Fund.
(45)	Bayerische Hypo – und Vereinsbank AG is a publicly held entity in Germany, regulated by German authorities.
(46)	DBAG London is a subsidiary of Deutsche Bank Securities Inc., a publicly held entity.
(47)	The investment manager of DKR SoundShore Oasis Holding Fund Ltd. (the “Fund”) is DKR Oasis Management Company LP (the “Investment Manager”). The Investment Manager has the authority to do any and all acts on behalf of the Fund, including voting any shares held by the Fund. Mr. Seth Fischer is the managing partner of Oasis Management Holdings LLC, one of the general partners of the Investment Manager. Mr. Fischer has ultimate responsibility for investments with respect to the Fund. Mr. Fischer disclaims beneficial ownership of the shares. The Fund beneficially owns 331,650 shares of common stock issuable upon conversion of 550,000 shares of Digital Realty Trust, Inc.’s 5.500% Series D Cumulative Convertible Preferred Stock held by the Fund.
(48)	The shares of common stock beneficially owned by Oregon Convertible Opportunities Bond Fund, L.P. include 58,651 shares of our common stock for which $2,492,000 principal amount of 5.50% Exchangeable Senior Debentures due 2029 of Digital Realty Trust, L.P. held by Oregon Convertible Opportunities Bond Fund, L.P. are exchangeable at the current exchange rate of 23.5360 shares of our common stock per $1,000 principal amount of debentures.
(49)	The shares of common stock beneficially owned by Highbridge International LLC include 917,904 shares of our common stock for which $39,000,000 principal amount of 5.50% Exchangeable Senior Debentures due 2029 of Digital Realty Trust, L.P. held by Highbridge International LLC are exchangeable at the current exchange rate of 23.5360 shares of our common stock per $1,000 principal amount of debentures.

(50)	The shares of common stock beneficially owned by Black Diamond Offshore Ltd. include 6,707 shares of our common stock for which $285,000 principal amount of 5.50% Exchangeable Senior Debentures due 2029 of Digital Realty Trust, L.P. held by Black Diamond Offshore Ltd. are exchangeable at the current exchange rate of 23.5360 shares of our common stock per $1,000 principal amount of debentures.
(51)	The shares of common stock beneficially owned by CNH CA Master Account, L.P. include 160,044 shares of our common stock for which $6,800,000 principal amount of 5.50% Exchangeable Senior Debentures due 2029 of Digital Realty Trust, L.P. held by CNH CA Master Account, L.P. are exchangeable at the current exchange rate of 23.5360 shares of our common stock per $1,000 principal amount of debentures.
(52)	The shares of common stock beneficially owned by Double Black Diamond Offshore LDC include 110,972 shares of our common stock for which $4,715,000 principal amount of 5.50% Exchangeable Senior Debentures due 2029 of Digital Realty Trust, L.P. held by Double Black Diamond Offshore LDC are exchangeable at the current exchange rate of 23.5360 shares of our common stock per $1,000 principal amount of debentures.
(53)	Simon Pharr has the power to direct the voting and disposition of the securities held by TD Securities (USA) LLC.
(54)	Sunrise Partners Limited Partnership is an affiliate of Paloma Securities LLC, a registered broker-dealer. Sunrise Partners Limited Partnership has certified that it purchased the securities being offered by it in the ordinary course of business, and at the time of the purchase of such securities, had no agreements or understandings, directly or indirectly, with any person to distribute such securities. S. Donald Sussman and Lauren Rose share the power to direct the voting and disposition of the securities held by Sunrise Partners Limited Partnership.
(55)	The shares of common stock beneficially owned by Alcon Laboratories include 8,543 shares of our common stock for which $363,000 principal amount of 5.50% Exchangeable Senior Debentures due 2029 of Digital Realty Trust, L.P. held by Alcon Laboratories are exchangeable at the current exchange rate of 23.5360 shares of our common stock per $1,000 principal amount of debentures.
(56)	The shares of common stock beneficially owned by British Virgin Islands Social Security Board include 3,742 shares of our common stock for which $159,000 principal amount of 5.50% Exchangeable Senior Debentures due 2029 of Digital Realty Trust, L.P. held by British Virgin Islands Social Security Board are exchangeable at the current exchange rate of 23.5360 shares of our common stock per $1,000 principal amount of debentures.
(57)	The shares of common stock beneficially owned by Grady Hospital include 2,847 shares of our common stock for which $121,000 principal amount of 5.50% Exchangeable Senior Debentures due 2029 of Digital Realty Trust, L.P. held by Grady Hospital are exchangeable at the current exchange rate of 23.5360 shares of our common stock per $1,000 principal amount of debentures.
(58)	The shares of common stock beneficially owned by Independence Blue Cross include 15,863 shares of our common stock for which $674,000 principal amount of 5.50% Exchangeable Senior Debentures due 2029 of Digital Realty Trust, L.P. held by Independence Blue Cross are exchangeable at the current exchange rate of 23.5360 shares of our common stock per $1,000 principal amount of debentures.
(59)	The shares of common stock beneficially owned by Occidental Petroleum Corporation include 7,202 shares of our common stock for which $306,000 principal amount of 5.50% Exchangeable Senior Debentures due 2029 of Digital Realty Trust, L.P. held by Occidental Petroleum Corporation are exchangeable at the current exchange rate of 23.5360 shares of our common stock per $1,000 principal amount of debentures.
(60)	The shares of common stock beneficially owned by ProMutual include 18,146 shares of our common stock for which $771,000 principal amount of 5.50% Exchangeable Senior Debentures due 2029 of Digital Realty Trust, L.P. held by ProMutual are exchangeable at the current exchange rate of 23.5360 shares of our common stock per $1,000 principal amount of debentures.
(61)	The shares of common stock beneficially owned by Trustmark include 7,437 shares of our common stock for which $316,000 principal amount of 5.50% Exchangeable Senior Debentures due 2029 of Digital Realty Trust, L.P. held by Trustmark are exchangeable at the current exchange rate of 23.5360 shares of our common stock per $1,000 principal amount of debentures.
(62)	Chris Walsh has the power to direct the voting and disposition of the securities held by Xaraf Capital Master Fund L.P.
(63)	The shares of common stock beneficially owned by Morgan Stanley Convertible Securities Trust include 17,652 shares of our common stock for which $750,000 principal amount of 5.50% Exchangeable Senior Debentures due 2029 of Digital Realty Trust, L.P. held by Morgan Stanley Convertible Securities Trust are exchangeable at the current exchange rate of 23.5360 shares of our common stock per $1,000 principal amount of debentures.
(64)	The shares of common stock beneficially owned by Van Kampen Harbor Fund include 41,188 shares of our common stock for which $1,750,000 principal amount of 5.50% Exchangeable Senior Debentures due 2029 of Digital Realty Trust, L.P. held by Van Kampen Harbor Fund are exchangeable at the current exchange rate of 23.5360 shares of our common stock per $1,000 principal amount of debentures.
(65)	Citadel Equity Fund Ltd. is an affiliate of the following registered broker-dealers: Aragon Investments Ltd., Palafox Trading LLC, Citadel Trading Group LLC and Citadel Derivatives Group LLC. Citadel Limited Partnership (“CLP”) is the trading manager of Citadel Equity Fund Ltd. and consequently has investment discretion over the securities held by Citadel Equity Fund Ltd. Citadel Investment Group, L.L.C. (“CIG”) controls CLP. Kenneth C. Griffin controls CIG and therefore has ultimate investment discretion over the securities held by Citadel Equity Fund Ltd. CLP, CIG and Mr. Griffin each disclaim beneficial ownership of the securities held by Citadel Equity Fund Ltd.